UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2010

EDCI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(646) 401-0084
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 23, 2010, EDCI Holdings, Inc. (“EDCI”) issued a press release announcing that its Board of Directors (the “Board”) has determined that those EDCI stockholders who inadvertently become holders of five percent or greater of EDCI’s outstanding shares of common stock as a result of EDCI’s currently proposed reverse stock split transaction will be provided an exception from certain provisions of EDCI’s Certificate of Incorporation which currently restrict their future ability to sell their shares.  Further information regarding the exception granted by the Board is set forth in the press release furnished as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated September 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI Holdings, Inc.
Date: September 23, 2010

	By:	/s/ Clarke H. Bailey
Printed Name: Clarke H. Bailey
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated September 23, 2010